                                                                  EXHIBIT 10.24

                              LEASE BETWEEN
                     SOBRATO INTERESTS AND AFFYMETRIX

SECTION
- -------
Parties...................................................................    1
Premises..................................................................    1
Use.......................................................................    1
Term and Rental...........................................................    1
Late Charges..............................................................    2
Possession................................................................    2
Acceptance of Possession and Covenants to Surrender.......................    3
Uses Prohibited...........................................................    4
Alterations and Additions.................................................    4
Maintenance of Premises...................................................    5
    Landlord and Tenant's Obligations Regarding Common Area Costs.........    5
    Common Area Costs.....................................................    5
    Tenant's Allocable Share..............................................    6
    Waiver of Liability...................................................    6
    Tenant's Obligations..................................................    7
Hazard Insurance..........................................................    8
    Tenant's Use..........................................................    8
    Landlord's Insurance..................................................    8
    Tenant's Insurance....................................................    8
    Waiver................................................................    9
Taxes.....................................................................    9
Utilities.................................................................    9
Abandonment...............................................................    9
Free From Liens...........................................................   10
Compliance With Governmental Regulations..................................   10
Toxic Waste and Environmental Damage......................................   11
    Tenant's Responsibility...............................................   11
    Tenant's Indemnity Regarding Hazardous Materials......................   12

    Landlord's Indemnity Regarding Hazardous Materials.....................  12
Indemnity..................................................................  12
Advertisements and Signs...................................................  13
Attorney's Fees............................................................  13
Tenant's Default...........................................................  13
    Remedies...............................................................  14
    Right to Re-enter......................................................  14
    Abandonment............................................................  15
    No Termination.........................................................  15
Surrender of Lease.........................................................  15
Habitual Default...........................................................  16
Landlord's Default.........................................................  16
Notices....................................................................  16
Entry by Landlord..........................................................  17
Destruction of Premises....................................................  17
    Destruction by an Insured Casualty.....................................  17
    Destruction by an Uninsured Casualty...................................  18
Assignment or Sublease.....................................................  18
    Consent by Landlord....................................................  18
    Assignment or Subletting Consideration.................................  19
    No Release.............................................................  19
    Effect of Default......................................................  20
Condemnation...............................................................  20
Effects of Conveyance......................................................  21
Subordination..............................................................  21
Waiver.....................................................................  21
Holding Over...............................................................  22
Successors and Assigns.....................................................  22
Estoppel Certificates......................................................  22
Option to Extend the Lease Term............................................  23
    Grant and Exercise of Option...........................................  23
    Determination of Fair Market Rental....................................  23
Resolution of a Disagreement over the Fair Market Rental...................  24

Options....................................................................  25
Quiet Enjoyment............................................................  25
Brokers....................................................................  25
Authority of Parties.......................................................  25
Miscellaneous Provisions...................................................  26
    Rent...................................................................  26
    Management Fee.........................................................  26
    Performance by Landlord................................................  26
    Interest...............................................................  26
    Rights and Remedies....................................................  26
    Survival of Indemnities................................................  26
    Severability...........................................................  26
    Choice of Law..........................................................  27
    Time...................................................................  27
    Entire Agreement.......................................................  27
    Representations........................................................  27
    Headings...............................................................  27
Exhibit "A"................................................................  28

    1.   Parties:    THIS LEASE, is entered into on this 31st day of May,
1996, between Sobrato Interests, a California limited partnership, and Affymetrix, Inc., a California corporation, hereinafter called respectively Landlord and Tenant.

    2.   Premises:    Landlord hereby leases to Tenant, and Tenant hires from
Landlord those certain Premises with the appurtenances, situated in the City of Santa Clara, County of Santa Clara, State of California, and more particularly described as follows, to-wit:

That certain real property commonly known and designated as 3450 Central Expressway consisting of approximately 45,360 square feet ("Building") and 159 parking stalls in a project consisting of a total of five (5) buildings, including the Premises, totaling 412,171 square feet ("Project") as outlined in red on Exhibit "A". The parking stalls shall be available for Tenant's exclusive use but shall not be designated or segregated from the balance of the parking area.

    3.   Use:    Tenant shall use the Premises only for the following
purposes and shall not change the use of the Premises without the prior written consent of Landlord: Office, research, development, testing, light manufacturing, ancillary warehouse, and related legal uses. Landlord makes no representation or warranty that any specific use of the Premises desired by Tenant is permitted pursuant to any Laws.

    4.   Term and Rental:    The term ("Lease Term") shall be for
seventy-eight (78) months, commencing on the 1st day of March, 1997 ("Commencement Date"), and ending on the 31st day of August, 2003, ("Expiration Date"). In addition to all other sums payable by Tenant under this Lease, Tenant shall pay base monthly rent ("Base Monthly Rent") for the Premises according to the following schedule:

    March 1, 1997 through August 31, 1998:       $43,092.00 per month
    September 1, 1998 through August 31, 2003:   $50,349.60 per month

Base Monthly Rent shall be due on or before the first day of each calendar month during Lease Term. All sums payable by Tenant under this Lease shall be paid in lawful money of the United States of America, without offset or deduction, and shall be paid to Landlord at such place or places as may be designated from time to time by Landlord. Base Monthly Rent for any period less than a calendar month shall be a pro rata portion of the monthly installment.

Concurrently with Tenant's execution of this Lease, Tenant shall pay to Landlord the sum of Forty Three Thousand Ninety Two and No/100 Dollars ($43,092.00) as prepaid rent for the period from March 1, 1997 to March 31, 1997.

    5.   Late Charges:    Tenant hereby acknowledges that late payment by
Tenant to Landlord of Base Monthly Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, administrative, processing, accounting charges, and late charges, which may be imposed on Landlord by the terms of any contract, revolving credit, mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Monthly Rent or any other sum due from Tenant shall not be received by Landlord or

Landlord's designee within ten (10) days after written notice from Landlord that such amount is due, Tenant shall pay to Landlord a late charge equal to five (5%) percent of such overdue amount which shall be due and payable with the payment then delinquent. Landlord agrees to waive said late charge in the event the Base Monthly Rent or other sum due is received within five days after receipt by Tenant of Landlord's notice to quit or pay rent. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Monthly Rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

IT IS FURTHER MUTUALLY AGREED BETWEEN THE PARTIES AS FOLLOWS:

    6.   POSSESSION:    If Landlord, for any reason whatsoever, cannot
deliver possession of the said Premises to Tenant at the Commencement Date, as hereinbefore specified, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession. The above is however, subject to the provision that the period of delay of delivery of the Premises shall not exceed 90 days from the commencement date herein. If the period of delay of delivery exceeds the foregoing, Tenant, at its option, may cancel this Lease and declare it null and void. Notwithstanding the foregoing, Landlord agrees avail itself of all legal remedies to evict the current occupant of the Premises if it does not vacate by the expiration date of its lease.

    7.   Acceptance of Possession and Covenants to Surrender:    On the
Commencement Date, Landlord shall deliver the keys to the Premises to Tenant and Tenant shall accept possession from Landlord. Landlord shall reimburse Tenant for the costs to put the HVAC system in good condition and repair, as detailed in an inspection report to be issued by Therma Mechanical within 90 days prior to the Commencement Date. During the first 8 months of the Lease Term, Tenant intends to make significant modifications ("Initial Improvements") to the Premises. Tenant shall comply with the provisions of Lease paragraph 9 in its construction of the Initial Improvements. The Tenant agrees on the Expiration Date, or on the sooner termination of this Lease, to surrender the Premises to Landlord in good condition and repair, reasonable wear and tear excepted. "Good condition" shall mean that the interior walls, floors, suspended ceilings, and carpeting within the Premises will be cleaned to the same condition as existed at completion of the Initial Improvements, normal wear and tear excepted. Tenant agrees, at its sole cost, to remove all phone and data cabling installed by Tenant from the suspended ceiling and repair or replace broken ceiling tiles, and relevel the ceiling if required. Tenant shall ascertain from Landlord within thirty (30) days before the Expiration Date whether Landlord desires to have the Premises or any part or parts thereof restored to their condition as of the completion of the Initial Improvements or to cause Tenant to surrender all Alterations in place to Landlord. If Landlord shall so desire, then Tenant shall remove such Alterations (except

Initial Improvements) as Landlord may require and shall repair and restore said Premises or such part or parts thereof before the Expiration Date at Tenant's sole cost and expense. Tenant on or before the Expiration Date or sooner termination of this Lease, shall remove all its personal property and trade fixtures from the Premises, and all property and fixtures not so removed shall be deemed to be abandoned by Tenant. If the Premises are not surrendered at the Expiration Date or sooner termination of this Lease in the condition required by this paragraph, Tenant shall indemnify, defend, and hold harmless Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay.

Notwithstanding the provisions of this paragraph 7, Landlord shall at its sole expense repair all latent defects respecting the Premises. Landlord's obligations with respect to the correction of such defects shall be limited to the cost to correct the defective work and Landlord shall not be liable for any consequential damages or other loss or damage incurred by Tenant. It is further agreed by the parties that Landlord shall have no obligation to repair HVAC or other Building systems serving the previous tenant's manufacturing and process areas, including but not limited to wafer fabrication areas.

    8.   Uses Prohibited:    Tenant shall not commit, or suffer to be
committed, any waste upon the said Premises, or any nuisance, or other act or thing which may disturb the quiet enjoyment of any other tenant in or around the Building or allow any sale by auction upon the Premises, or allow the Premises to be used for any unlawful or objectionable purpose, or place any loads upon the floor, walls, or ceiling which endanger the structure, or use any machinery or apparatus which will in any manner vibrate or shake the Building, or place any harmful liquids, waste materials, or hazardous materials in the drainage system of, or upon or in the soils surrounding the Building. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature or any waste materials, refuse, scrap or debris shall be stored upon or permitted to remain on any portion of the Premises outside of the Building proper without Landlord's prior approval, which approval may be withheld in its sole discretion.

    9.   Alterations and Additions:     Tenant shall not make, or suffer to
be made, any alteration or addition to the said Premises ("Alterations"), or any part thereof, without (i) the written consent of Landlord first had and obtained, which consent shall not be unreasonably withheld or delayed, and
(ii) delivering to Landlord the proposed architectural and structural plans for all such Alterations. Any Alterations, except movable furniture and trade fixtures, shall become at once a part of the realty and belong to Landlord. Alterations which are not to be deemed as trade fixtures shall include heating, lighting, electrical systems, air conditioning, partitioning, carpeting, or any other installation which has become an integral part of the Premises. After having obtained Landlord's consent, Tenant agrees that it will not proceed to make such Alterations until (i) Tenant has obtained all required governmental approvals and permits, and (ii) Tenant has provided Landlord reasonable security, in form reasonably approved by Landlord, to protect Landlord against mechanics' lien claims. Tenant further agrees to provide Landlord (i) written notice of the anticipated start date and actual start date of the work, and (ii) a complete set of half-size (15" X 21") vellum as-built drawings. All Alterations shall be constructed in compliance with applicable buildings codes and laws, including Title 24 and ADA, and shall be maintained, replaced or repaired at Tenant's sole costs and expense. Notwithstanding the foregoing, Tenant shall be entitled without obtaining Landlord's consent to make any alteration or addition to the Premises which does not affect the structure of the Building, provided that each such alteration costs no more than $15,000, and all such alterations in any twelve (12) month period do not exceed an aggregate of $50,000.

    10.  Maintenance of Premises:

         A.   Landlord and Tenant's Obligations Regarding Common Area Costs:
 Landlord shall, at its sole cost and expense, maintain in good condition, order, and repair, and replace as and when necessary, the foundation, exterior load bearing walls and roof structure of the Building Shell. Landlord agrees to perform the maintenance, repair and replacement of those items defined in paragraph 10(B) below for which Common Area Costs are incurred. Tenant agrees to reimburse Landlord for the expenses resulting from Landlord's payment of Common Area Costs as defined in paragraph 10(B) incurred by Landlord because the cost is not directly allocable to or payable by a single tenant in the Building or the Project. Tenant agrees to pay Tenant's Allocable Share as defined in paragraph 10(C) of the Common Area Costs, as additional rental, within ten (10) days of written invoice from Landlord.

         B.   Common Area Costs:    For purposes of calculating Tenant's
Allocable Share of Building and of Project Costs, the term "Common Area Costs" shall mean all costs and expenses of the nature hereinafter described which are incurred in connection with ownership, maintenance and operation of the Building or the Project in which the Premises are located, as the case may be not directly allocable to or payable by a single tenant in the Building or the Project, together with such additional facilities as may be determined by Landlord to be reasonably desirable or necessary to the ownership and operation of the Building and/or Project. All costs and expenses shall be determined in accordance with generally accepted accounting principles which shall be consistently applied (with accruals appropriate to Landlord's business), including but not limited to, the following: (i) common area utilities, including water and power and lighting to the extent not separately metered; (ii) common area maintenance and service agreements for the Building or the Project and the equipment therein including, without limitation, common area janitorial services, alarm and security services, exterior window cleaning, and maintenance of sidewalks, landscaping, waterscape, parking areas, and driveways; (iii) insurance premiums and costs, including without limitation, the premiums and cost of fire, casualty and liability coverage and rental abatement and earthquake (if commercially available) insurance applicable to the Building or Project; (iv) repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and repairs or alterations attributable solely to tenants of the Building or Project other than Tenant); and (v) All real estate taxes, special assessments, service payments in lieu of taxes, excises, transit charges, housing fund assessment, levies, fees or charges and including any substitutes or additions thereto which may occur during the Lease Term (and Renewal Terms, if any) of this lease which are assessed, or imposed by any public authority upon the Building or Project, the act of entering this Lease, the occupancy by Tenant, the rent provided for in this Lease and including real estate tax increases due to a sale or transfer of the Building or the Project, in which the Premises are located, as such taxes are levied or appear on the City and County tax bills and assessment rolls. All special assessments shall be paid over the longest period allowed by the taxing authority. This shall be a Net Lease and the Base Monthly Rent shall be paid to Landlord absolutely net of all costs and expenses. The provision for payment of Common Area Costs by means of periodic payment of Tenant's Allocable Share of Building and/or Project Costs are intended to pass on to Tenant and reimburse Landlord for all costs of operating and managing the Building and/or Project.

         C.   Tenant's Allocable Share:    For purposes of prorating Common
Area Costs which Tenant shall pay, Tenant's Allocable Share of Building Costs is computed by multiplying the total Common Area Costs for services shared by the Building by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the total rentable square footage of the Building (excluding common areas). Tenant's Allocable Share of Project Costs shall be computed on a shared service by service basis, by multiplying the total Common Area Costs for services shared by the Building and one or more buildings in the Project by a fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the total rentable square footage of the Buildings in the Project which share the services. It is understood and agreed by Landlord and Tenant that Tenant's Allocable Share of Building Costs is
100.00% and of Project Costs is 11.01 %. It is understood and agreed that Tenant's obligation to share in Common Area Costs shall be adjusted to reflect the commencement and termination dates of the Lease Term and are subject to recalculation in the event of expansion of the Building or Project.

         D.   Waiver of Liability:     Failure by Landlord to perform any
defined services, or any cessation thereof, when such failure is caused by accident, breakage, repairs, strikes, lockout or other labor disturbances or labor disputes of any character, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any of the equipment or machinery utilized in supplying the services listed herein break down, or for any cause cease to function properly, upon receipt of written notice from Tenant of any deficiency or failure of any defined Services, Landlord shall use reasonable diligence to repair the same promptly, but Tenant shall have no right to terminate this Lease, and shall have no claim for rebate of rent or damages, on account of any interruptions in service occasioned thereby or resulting therefrom. Tenant waives the provisions of California Civil Code Sections 1941 and 1942 concerning the Landlord's obligation of tenantability and Tenant's right to make repairs and deduct the cost of such repairs from the rent. Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or its failure to furnish any of the foregoing, unless such loss or injury is due to the negligence or willful misconduct of Landlord.

         E.   Tenant's Obligations:     Except as provided in 10(A) above,
Tenant shall, at its sole cost, keep and maintain, repair and replace, said Premises and appurtenances and every part hereof, including but not limited to, exterior walls, roof membrane, glazing, plumbing, electrical and HVAC systems, and all the Tenant Interior Improvements in good and sanitary order, condition, and repair; normal wear and tear and damage by casualty excepted. Tenant shall provide Landlord with a copy of a service contract between Tenant and a licensed air-conditioning and heating contractor which contract shall provide for bi-monthly maintenance of all air conditioning and heating equipment at the Premises. Tenant shall pay the cost of all air-conditioning and heating equipment repairs or replacements which are either excluded from such service contract or any existing equipment warranties. All wall surfaces and floor tile are to be maintained in an as good a condition as when Tenant took possession free of holes, gouges, or defacements. Tenant agrees to limit attachments to vinyl demountable wall surfaces exclusively to V-joints.

Tenant shall also be responsible for the preventive maintenance of the membrane of the roof, which responsibility shall be deemed properly discharged if (i) Tenant contracts with a licensed roof contractor who is reasonably satisfactory to both Tenant and Landlord, at Tenant's sole cost, to inspect the roof membrane at least every six (6) months, with the first inspection due the sixth (6th) month after the Commencement Date, and (ii) Tenant performs, at Tenant's sole cost, all preventive maintenance recommendations made by such contractor within a reasonable time after such recommendations are made. Such preventive maintenance might include acts such as clearing storm gutters and drains, removing debris from the roof membrane, trimming trees overhanging the roof membrane, applying coating materials to seal roof penetrations, repairing blisters, and other routine measures. Tenant shall provide to Landlord a copy of such preventive maintenance contract and paid invoices for the recommended work.

    11.  Hazard Insurance:

         A.   Tenant's Use:    Tenant shall not use, or permit said Premises,
or any part thereof, to be used, for any purpose other than that for which the said Premises are hereby leased; and no use shall be made or permitted to be made of the said Premises, nor acts done, which will cause an increase in premiums or a cancellation of any insurance policy covering said Building, or any part thereof, nor shall Tenant sell or permit to be kept, used or sold, in or about said Premises, any article which may be prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering said Building and appurtenances.

         B.   Landlord's Insurance:    Landlord agrees to purchase and keep
in force fire and extended coverage, earthquake (at Landlord's election and at a commercially reasonable rate), and 12 month rental loss insurance covering the Premises in amounts not to exceed the actual insurable value of the Building as determined by Landlord's insurance company's appraisers. The Tenant agrees to pay to the Landlord as additional rent, on demand, the full cost of said insurance as evidenced by insurance billings to the Landlord, and in the event of damage covered by said insurance, the amount of any deductible under such policy. Payment shall be due to Landlord within ten
(10) days after written invoice to Tenant. Tenant consents to Landlord's current insurance deductible of $5,000.00 and shall have the right to approve any future change in the deductible amount. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease.

         C.   Tenant's Insurance:    Tenant, at its sole cost, agrees to
insure its personal property and Alterations for amounts not to exceed their actual insurable value and to obtain worker's compensation and public liability and property damage insurance for occurrences within the Premises with a $5,000,000.00 combined single limit for bodily injury and property damage. Tenant shall name Landlord and Landlord's lender as an additional insured, shall deliver a copy of the policies and renewal certificates to Landlord. All such policies shall provide for thirty (30) days' prior written notice to Landlord of any cancellation, termination, or reduction in coverage. Notwithstanding the above, Landlord retains the right to have Tenant provide other forms of insurance which may be reasonably required to cover future risks.

         D.   Waiver:    Landlord and Tenant hereby waive any and all rights
each may have against the other on account of any loss or damage occasioned to the Landlord or the Tenant as the case may be, or to the Premises or its contents, and which may arise from any risk covered by their respective insurance policies, as set forth above. The parties shall use their reasonable efforts to obtain from their respective insurance companies a waiver of any right of subrogation which said insurance company may have against the Landlord or the Tenant, as the case may be.

    12.  Taxes:    Tenant shall be liable and shall pay prior to delinquency, for all taxes and assessments levied against personal property and trade or business fixtures, and agrees to pay, as additional rental, all real estate taxes and assessment installments (special or general) or other impositions or charges which may be levied on the Premises, upon the occupancy of the Premises and including any substitute or additional charges which may be imposed during, or applicable to the Lease Term including real estate tax increases due to a sale or other transfer of the Premises, as they appear on the City and County tax bills during the Lease Term, and as they become due. It is understood and agreed that Tenant's obligation under this paragraph will be prorated to reflect the commencement and termination dates of this Lease. In any time during the Lease Term a tax, excise on rents, business license tax, or any other tax, however described, is levied or assessed against Landlord, as a substitute in whole or in part for taxes assessed or imposed on land or Buildings, Tenant shall pay and discharge his pro rata share of such tax or excise on rents or other tax before it becomes delinquent, except that this provision is not intended to cover net income taxes, inheritance, gift or estate tax imposed upon the Landlord. In the event that a tax is placed, levied, or assessed against Landlord and the taxing authority takes the position that the Tenant cannot pay and discharge his pro rata share of such tax on behalf of the Landlord, then at the sole election of the Landlord, the Landlord may increase the rental charged hereunder by the exact amount of such tax and Tenant shall pay such increase as additional rent hereunder.

    13.  Utilities:    Tenant shall pay directly to the providing utility all
water, gas, heat, light, power, telephone and other utilities supplied to the Premises. Landlord shall not be liable for a loss of or injury to property, however occurring, through or in connection with or incidental to furnishing or failure to furnish any of utilities to the Premises and Tenant shall not be entitled to abatement or reduction of any portion of the Base Monthly Rent so long as any failure to provide and furnish the utilities to the Premises due to any cause beyond the Landlord's reasonable control.

    14.  Abandonment:    Tenant shall not abandon the Premises at any time
during the Lease Term; and if Tenant shall abandon or surrender said Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord. Notwithstanding the foregoing, Tenant shall be entitled to suspend its operations on the Premises and vacate the Premises provided that Tenant continues to timely pay rent and perform all other obligations of Tenant under this Lease, and further provided that Tenant provides a security guard or other reasonable security protection for the Premises.

    15.  Free From Liens:    Tenant shall keep the Premises and the Building
free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant or claimed to have been performed for Tenant. In the event Tenant fails to discharge any such lien within ten (10) days after receiving notice of the filing, Landlord shall be entitled to discharge such lien at Tenant's expense and all resulting costs incurred by Landlord, including attorney's fees shall be due from Tenant as additional rent.

Notwithstanding the provisions of this paragraph 15, Tenant shall have the right to contest such liens if Tenant obtains a bond equal to 150% of the amount of such lien to prevent enforcement of the lien during such contest or otherwise makes adequate provision to prevent enforcement of the lien during such contest.

    16.  Compliance With Governmental Regulations:    Tenant shall, at its
sole cost and expense, comply with all of the requirements of all Municipal, State and Federal authorities now in force, or which may hereafter be in force, pertaining to the said Premises, and shall faithfully observe in the use of the Premises all Municipal ordinances and State and Federal statutes now in force or which may hereafter be in force. The judgment of any court of competent jurisdiction, or the admission of Tenant in any action or proceeding against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such ordinance or statute in the use of the Premises, shall be conclusive of that fact as between Landlord and Tenant.

Notwithstanding the provisions of this paragraph 16 and excepting Title 24 and ADA work for which Tenant is responsible, if any improvement or alteration to the Premises is required as a result of any future laws or regulations affecting the Premises not related to Tenant's specific use of the Premises, and provided further said improvement or alteration is not required because of alterations to the Premises made by Tenant, the cost of such improvements shall be allocated between Landlord and Tenant such that Tenant shall pay to Landlord upon completion of such improvement, the portion of the cost thereof equal to the remaining number of years in the lease term divided by the anticipated useful life of such improvement. Landlord represents and warrants, to the best of its knowledge, that the Building shell applies with all building codes that were applicable as of the date of its construction.

    17.  Toxic Waste and Environmental Damage:

         A.   Tenant's Responsibility:    Without the prior written consent
of Landlord, Tenant shall not bring, use, or permit upon the Premises, or generate, emit, or dispose from the Premises any chemicals, toxic or hazardous gaseous, liquid or solid materials or waste, including without limitation, material or substance having characteristics of ignitability, corrosivity, reactivity, or toxicity or substances or materials which are listed on any of the Environmental Protection Agency's lists of hazardous wastes or which are identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code as the same may be amended from time to time ("Hazardous Materials"). In order to obtain consent, Tenant shall deliver to Landlord its written proposal describing the toxic material to be brought onto the Premises, measures to be taken for storage and disposal thereof, safety measures to be employed to prevent pollution of the air, ground, surface and ground water. Landlord consents to Tenant's use of Hazardous Materials on the Premises on the condition that Tenant represents and warrants that Tenant will (i) adhere to all reporting and inspection requirements imposed by Federal, State, County or Municipal laws, ordinances or regulations and will provide Landlord a copy of any such reports or agency inspections, (ii) obtain and provide Landlord copies of all necessary permits required for the use and handling Hazardous Materials on the Premises, (iii) enforce Hazardous Materials handling and disposal practices consistent with industry standards, and (iv) properly close the facility with regard to Hazardous Materials including the removal or decontamination of any process piping, mechanical ducting, storage tanks, containers, or trenches which have come into contact with Hazardous Materials and obtain a closure certificate from the local administering agency prior to the Expiration Date. Landlord may employ an independent engineer or consultant to periodically inspect Tenant's operations to verify that Tenant is complying with its obligations under this paragraph. In the event it is determined by Landlord's consultant that Tenant is in material violation with respect to its obligations under this paragraph and such violation has not previously been reported by Tenant or has not been cured, then Tenant shall pay the reasonable future expense of employing Landlord's independent engineer or consultant to periodically inspect Tenant's operations. The forgoing right of inspection shall be exercised by Landlord only if Landlord believes it may be subject to liability because of Tenant's handling of hazardous materials.

         B.   Tenants Indemnity Regarding Hazardous Materials:    Tenant
shall comply, at its sole cost, with all laws pertaining to, and shall indemnify and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord, except through Landlord's negligence or willful misconduct, arising from such bringing, using, permitting, generating, emitting or disposing of Hazardous Materials. Tenant's indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims.

         C.   Landlords Indemnity Regarding Hazardous Materials:    Landlord
shall indemnify and hold Tenant harmless from any claims, liabilities, costs or expenses incurred or suffered by Tenant related to the removal, investigation, monitoring or remediation of Hazardous Materials which are present or which come to be present on the Premises through no fault of

Tenant. Landlord's indemnification and hold harmless obligations include, without limitation, (i) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act of 1980 ("RCRA") or any other Federal, State, County or Municipal law, ordinance or regulation, (ii) claims, liabilities, costs or expenses pertaining to the identification, monitoring, cleanup, containment, or removal of Hazardous Materials from soils, riverbeds or aquifers including the provision of an alternative public drinking water source, and (iii) all costs of defending such claims. In no event shall Landlord be liable for any consequential damages suffered or incurred by Tenant as a result of any such contamination.

    18.  Indemnity:    As a material part of the consideration to be rendered
to Landlord, Tenant hereby waives all claims against Landlord for damages to goods, wares and merchandise, and all other personal property in, upon or about said Building, for injuries to persons in or about said Building, or for injuries or claims by Tenant's agents or invitees in or about the Project, from any cause arising at any time except due to the negligence or willful misconduct of Landlord, and Tenant will hold Landlord exempt and harmless from any damage or injury to any person, or to the goods, wares and merchandise and all other personal property of any person, arising from the use of the Premises by Tenant, or from the failure of Tenant to keep the Building in good condition and repair, as herein provided. Further, in the event Landlord is made party to any litigation due to the acts or omission of Tenant, Tenant will indemnify and hold Landlord harmless from any such claim or liability including Landlord's costs and expenses and reasonable attorney's fees incurred in defending such claims.

    19.  Advertisements and Signs:    Tenant will not place or permit to be
placed, in, upon or about the said Premises any unusual or extraordinary signs, or any signs not approved by the city or other governing authority. The Tenant will not place, or permit to be placed, upon the Premises, any signs, advertisements or notices without the written consent of the Landlord as to type, size, design, lettering, coloring and location, and such consent will not be unreasonably withheld. Any sign so placed on the Premises shall be removed by Tenant, at its expense, prior to the Expiration Date or promptly following the earlier termination of the lease and Tenant shall repair any damage or injury to the Premises caused thereby, and if not so removed by Tenant then Landlord may have same so removed at Tenant's expense.

    20. Attorneys Fees: In case suit should be brought for the possession of the Premises, for the recovery of any sum due hereunder, or because of the breach of any other covenant herein, the losing party shall pay to the prevailing party a reasonable attorney's fee as part of its costs which shall be deemed to have accrued on the commencement of such action.

    21.  Tenants Default:    The occurrence of any of the following shall
constitute a material default and breach of this Lease by Tenant: a) Any failure by Tenant to pay the rental or to make any other payment required to be made by Tenant hereunder provided however, that Tenant may cure such default by payment to Landlord of the Base Monthly Rent or other sum due within ten (10) days after receipt by Tenant of written notice specifying Landlord has failed to receive the amount in question; b) The abandonment of the Premises by Tenant; c) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion; d) The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed after the filing); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty
(30) days. The notice requirements set forth herein are in lieu of and not in addition to the notices required by California Code of Civil Procedure
Section 1161.

         A.   Remedies:    In the event of any such default by Tenant, then
in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant: a) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus
b) the worth at the time of award of the amount by which the unpaid rent would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus c) the worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus d) any other amount necessary to compensate Landlord for all the detriment directly and foreseeably caused by Tenant's failure to perform his obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, and e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. The term "rent", as used herein, shall be deemed to be and to mean the minimum monthly installments of Base Monthly Rent and all other sums required to be paid by Tenant pursuant to the terms of this Lease, all other such sums being deemed to be additional rent due hereunder. As used in (a) and (b) above, the "worth at the time of award" to be computed by allowing interest at the rate of the discount rate of the Federal Reserve Bank of San Francisco plus five (5%) percent per annum. As used in (c) above, the "worth at the time of award" to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

         B.   Right to Re-enter:     In the event of any such default by
Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant and disposed of by Landlord in any manner permitted by law.

         C.   Abandonment:     In the event of the abandonment of the
Premises by Tenant or in the event that Landlord shall elect to re-enter as provided in paragraph 21(B) above or shall take possession of the Premises pursuant to legal proceeding or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in paragraph 21(A) above, then the provisions of California Civil Code Section 1951.4, as amended from time to time, shall apply and Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable with the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than Base Monthly Rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any reasonable alterations and repairs to the Premises; fourth, to the payment of Base Monthly Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Base Monthly Rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as ascertained, any costs and expenses incurred by Landlord in such reletting or in making such alterations and repairs not covered by the rentals received from such reletting.

         D.   No Termination:     No re-entry or taking possession of the
Premises by Landlord pursuant to 21(B) or 21(C) of this Article 22 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

    22.  Surrender of Lease:    The voluntary or other surrender of this
Lease by Tenant, or a mutual cancellation thereof, shall not automatically effect a merger of the Lease with Landlord's ownership of the Building or Premises. Instead, at the option of Landlord, Tenant's surrender may terminate all or any existing sublease or subtenancies, or may operate as an assignment to Landlord of any or all such subleases or subtenancies, thereby creating a direct Landlord-Tenant relationship between Landlord and any subtenants.

    23.  Habitual Default:    Notwithstanding anything to the contrary
contained in paragraph 21, 21 (A) (B) (C) and (D), the parties hereto agree that if the Tenant shall have defaulted in the performance of any (but not necessarily the same) term or condition of this Lease for three or more times during any twelve month period during the Lease Term hereof, then such conduct shall, at the election of the Landlord, represent a separate event of default which cannot be cured by the Tenant. Tenant acknowledges that the purpose of this provision is to prevent repetitive defaults by the Tenant under the Lease, which work a hardship upon the Landlord, and deprive the Landlord of the timely performance by the Tenant hereunder.

    24.  Landlords Default:    In the event of Landlord's failure to perform
any of its covenants or agreements under this Lease, Tenant shall give Landlord written notice of such failure and shall give Landlord thirty (30) days or such other reasonable opportunity to cure or to commence to cure such failure prior to any claim for breach or for damages resulting from such failure. In addition, upon any such failure by Landlord, Tenant shall give notice by registered or certified main to any person or entity with a security interest in the Premises ("Mortgagee") that has provided Tenant with notice of its interest in the Premises, and shall provide such Mortgagee a reasonable opportunity to cure such failure, including such time to obtain possession of the Premises by power of sale or judicial foreclosure, if such should prove necessary to effectuate a cure. Tenant agrees that each of the Mortgagees to whom this Lease has been assigned is an expressed third party beneficiary hereof. Tenant shall not make any prepayment of rent more than one (1) month in advance without the prior written consent of such Mortgagee.
 Tenant waives any right under California Civil Code Section 1950.7 or any other present or future law to the collection of any payment or deposit from such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee's interest unless such Mortgagee or such purchaser shall have actually received and not refunded the applicable payment or deposit.

    25.  Notices:    All notices, demands, requests, or consents required to
be given under this Lease shall be sent in writing by U.S. certified mail, return receipt requested, or by personal delivery addressed to the party to be notified at the address for such party specified in paragraph 1 of this Lease, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days prior notice to the notifying party.

    26.  Entry by Landlord:    Tenant shall permit Landlord and his agents to
enter into and upon said Premises at all reasonable times subject to any security regulations of Tenant for the purpose of inspecting the same or for the purpose of maintaining the Premises or for the purpose of making repairs, alterations or additions to any other portion of said Premises or for the purpose of erecting additional building(s) and improvements on the land where the Premises are situated, or on adjacent land owned by Landlord, including the erection and maintenance of such scaffolding, canopies, fences and props as may be required without any abatement or reduction of Base Monthly Rent or without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; and Tenant shall permit Landlord and his agents, at any time within one hundred eighty (180) days prior to the Expiration Date (or at any time during the Lease if Tenant is in default hereunder), to place upon the Premises any "For Sale" or "For Lease" signs and exhibit the Premises to real estate brokers and prospective tenants at reasonable hours. Landlord shall comply with Tenant's security procedures applicable to the Premises and shall not unreasonably interfere with Tenant's use of the Premises.

    27.  Destruction of Premises:

         A.   Destruction by an Insured Casualty:    In the event of a
partial destruction of the Premises by a casualty for which Landlord has received insurance proceeds sufficient to repair the damage or destruction during the Lease Term from any cause, Landlord shall forthwith repair the same, provided such repairs can be made within one hundred eighty (180) days from the date of receipt of all necessary governmental approvals necessary under the laws and regulations of State, Federal, County or Municipal authorities, such partial destruction shall in no way annul or void this Lease, except that Tenant shall be entitled to a proportionate reduction of Base Monthly Rent while such repairs are being made, such proportionate reduction to be based upon the extent to which the making of such repairs shall interfere with the business carried on by Tenant in the Premises. For purposes of this paragraph "partial destruction" shall mean destruction of no greater than one-third (1/3) of the replacement cost of the Premises, including the replacement cost of the Tenant Improvements paid for by Landlord. In the event the Premises are more than partially destroyed, or in the event the repairs cannot be made in one hundred eighty
(180) days, Landlord or Tenant may elect to terminate this Lease. Landlord shall not be required to restore Alterations or replace Tenant's fixtures or personal property. In respect to any partial destruction which Landlord is obligated to repair or may elect to repair under the terms of this paragraph, the provision of Section 1932, Subdivision 2, and of Section 1933, Subdivision 4, of the Civil Code of the State of California and any other similarly enacted statue are waived by Tenant and the provisions of this paragraph 28 shall govern in the case of such destruction.

         B.   Destruction by an Uninsured Casualty:    In the event of a
total or partial destruction of the Premises by an uninsured casualty, the Lease shall automatically terminate, unless Landlord elects to rebuild. In the event of a destruction by an uninsured casualty (i) of greater than one-third (1/3) of the replacement cost of the Premises, or (ii) that can not be repaired within one hundred eighty (180) days, Tenant may elect to terminate this Lease.

    28.  Assignment or Sublease:

         A.   Consent by Landlord:    In the event Tenant desires to assign
this Lease or any interest therein including, without limitation, a pledge, mortgage or other hypothecation, or sublet the Premises or any part thereof, Tenant shall deliver to Landlord substantially complete forms of any such agreement and of all ancillary agreements with the proposed assignee or subtenant, financial statements, and any additional information as reasonably required to determine whether it will consent to the proposed assignment or sublease. The notice shall give the name and current address of the proposed assignee/subtenant, proposed use of the Premises, rental rate and current financial statement; and upon request to Tenant, Landlord shall be given additional information as reasonably required to determine whether it will consent to the proposed assignment or sublease. Landlord shall then have a period of ten (10) days following receipt of such notice within which to notify Tenant in writing that Landlord elects (i) to terminate this Lease as to the space so affected as of the date so specified by Tenant in which event Tenant will be relieved of all further obligations hereunder as to such space (in which case Landlord shall be responsible for the payment of any real estate commissions due), (ii) to permit Tenant to assign or sublet such space to the named assignee/subtenant on the terms and conditions set forth in the notice, or (iii) to refuse consent. If Landlord should fail to notify Tenant in writing of such election within said ten (10) day period, Landlord shall be deemed to have elected option (ii) above. If Landlord exercises its option to terminate this Lease in part in the event Tenant desires to sublet or assign part of the Premises, then (i) this Lease shall end and expire, with respect to such part of the Premises, on the date upon which the proposed sublease was to commence, and (ii) from and after such date, the Base Monthly Rent and Tenant's allocable share of all other costs and charges shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises. If

Landlord does not exercise its option to terminate this Lease, Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that: (i) The proposed assignee or subtenant is engaged in a business that is limited to the use expressly permitted under this Lease; (ii) The proposed sublease shall be in form reasonably satisfactory to Landlord; (iii) Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent; and (iv) Tenant shall not have advertised or publicized in any way the availability of the Premises without prior notice to Landlord.

Notwithstanding the provisions of this paragraph 28, Tenant may, without Landlord's prior written consent and without Landlord's participation in subleasing profits, sublet the Premises or assign the Lease to: (i) a subsidiary, affiliate, division or corporation controlled or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization, or government action; or (iii) a purchaser of substantially all of Tenant's assets. For the purpose of this Lease, sale of Tenant's capital stock through any public exchange shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises.

         B.   Assignment or Subletting Consideration:    Any rent or other
economic consideration realized by Tenant under any such sublease and assignment in excess of the rent payable hereunder (including an allocation of the purchase price attributable to Tenant's leasehold interest in the event of a sale of the Tenant's business), after the net unamortized cost of the Tenant Improvements for which Tenant has itself paid, and reasonable subletting and assignment costs, shall be divided and paid sixty-seven percent (67%) to Landlord and thirty-three percent (33%) to Tenant. Tenant's obligation to pay over Landlord's portion of the consideration shall constitute an obligation for additional rent hereunder. The above provisions relating to Landlord's right to terminate the Lease and relating to the allocation of bonus rent are independently negotiated terms of the Lease, constitute a material inducement for the Landlord to enter into the Lease, and are agreed as between the parties to be commercially reasonable. No assignment or subletting by Tenant shall relieve Tenant of any obligation under this Lease. Any assignment or subletting which conflicts with the provisions hereof shall be void.

         C.   No Release:    Any assignment or sublease shall be made only if
and shall not be effective until the assignee or subtenant shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee or subtenant shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such sublease or assignment and the acceptance of rent or additional rent by Landlord from any subtenant or assignee, Tenant or any guarantor shall and will remain fully liable for the payment of the rent and additional rent due, and to become due hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, assignee or any other person claiming under or through any subtenant that shall be in violation of any of the terms and conditions of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant shall further indemnify, defend and hold Landlord harmless from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorney fees) resulting from any claims that may be made against Landlord by the proposed assignee or subtenant or by any real estate brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

         D.   Effect of Default:    In the event of Tenant's default, Tenant
hereby assigns all rents due from any assignment or subletting to Landlord as security for performance of its obligations under this Lease and Landlord may collect such rents as Tenant's Attorney-in-Fact, except that Tenant may collect such rents unless a default occurs as described in paragraph 21 above. The termination of this Lease due to Tenant's default shall not automatically terminate any assignment or sublease then in existence. At the election of Landlord, the assignee or subtenant shall attorn to Landlord and Landlord shall undertake the obligations of the Tenant under the sublease or assignment; provided the Landlord shall not be liable for prepaid rent, security deposits or other defaults of the Tenant to the subtenant or assignee, or any acts or omissions of Tenant, its agents, employees or invitees.

    29.  Condemnation:    If any part of the Premises shall be taken for any
public or quasi-public use, under any statute or by right of eminent domain or private purchase in lieu thereof, and a part thereof remains which is susceptible of occupation hereunder, this Lease shall as to the part so taken, terminate as of the date title shall vest in the condemnor or purchaser, and the Base Monthly Rent payable hereunder shall be adjusted so that the Tenant shall be required to pay for the remainder of the Lease Term only such portion of such rent as the value of the part remaining after such taking bears to the value of the entire Premises prior to such taking; but in such event Landlord shall have the option to terminate this Lease as of the date when title to the part so taken vests in the condemnor or purchaser.
 If all of the Premises, or such part thereof be taken so that there does not remain a portion susceptible for occupation hereunder, this Lease shall thereupon terminate. If a part or all of the Premises be taken, all compensation awarded upon such taking shall go to the Landlord and the Tenant shall have no claim thereto but Landlord shall cooperate with Tenant to recover compensation for damage to or taking of any Alterations or for Tenant's moving costs. Tenant hereby waives the provisions of California Code of Civil Procedures Section 1265.130 and any other similarly enacted statue are waived by Tenant and the provisions of this paragraph 30 shall govern in the case of such destruction.

    30.  Effects of Conveyance:    The term Landlord as used in this Lease,
means only the owner for the time being of the land and Building, containing the Premises, so that, in the event of any sale or other conveyance of said land or Building, or in the event of a master Lease of the Building, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of the Landlord hereunder, and it shall be deemed and construed, without further agreement between the parties and the purchaser at any such sale, or the master tenant of the Building, that the purchaser or master tenant of the Building has assumed and agreed to carry out any and all covenants and obligations of the Landlord hereunder. Landlord shall transfer and deliver Tenant's security deposit, to the purchaser at any such sale or the master tenant of the

Building, and thereupon the Landlord shall be discharged from any further liability in reference thereto.

    31.  Subordination:    In the event Landlord notifies Tenant in writing,
this Lease shall be subordinate to any ground Lease, deed of trust, or other hypothecation for security now or hereafter placed upon the real property of which the Premises are a part and to any and all advances made on the security thereof and to renewals, modifications, replacements and extensions thereof. Tenant agrees to promptly execute and deliver any documents which may be required to effectuate such subordination. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease. At the request of any lender, Tenant agrees to execute and deliver any reasonable modifications of this Lease which do not materially adversely affect Tenant's rights hereunder.

    32.  Waiver:    The waiver by Landlord of any breach of any term,
covenant or condition, herein contained shall not be deemed to be a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver thereof by Landlord. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises shall constitute acceptance of the surrender of the Premises by Tenant before the Expiration Date. Landlord's consent to or approval of any act by Tenant which require Landlord's consent or approvals shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

    33.  Holding Over:    Any holding over after the termination or
Expiration Date, shall be construed to be a tenancy from month to month terminable on thirty (30) days written notice from either party and Tenant shall pay Base Monthly Rent to Landlord at a rate equal to the greater of (i) one hundred fifty percent (150%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date or (ii) one hundred fifty percent (150%) of the Fair Market Rental (as defined in paragraph 36). Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Lease Term and any options to extend or renew, which provisions shall be of no further force and effect following the expiration of the applicable exercise period. Tenant shall indemnify, defend, and hold Landlord harmless from all loss or liability (including, without limitation, any loss or liability resulted from any claim against Landlord made by any succeeding tenant) founded on or resulting from Tenant's failure to surrender the Premises and losses to Landlord due to lost opportunities to lease the Premises to succeeding tenants.

    34.  Successors and Assigns:    The covenants and conditions herein
contained shall, subject to the provisions of paragraph 27, apply to and bind the heirs, successors, executors, administrators and assigns of all the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

    35.  Estoppel Certificates:    Tenant shall at any time during the Lease
Term, within ten (10) business days following written notice from Landlord, execute and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification) and the date to which the rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if they are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon the Tenant that: (i) this Lease is in full force and effect, without modification except as may be represented by Landlord; (ii) there are not uncured defaults in Landlord's performance. Tenant also agrees to provide the most current three (3) years of audited financial statements within ten (10) business days of a request by Landlord for Landlord's use in financing the Premises with commercial lenders.

    36.  Option to Extend the Lease Term:

         A.   Grant and Exercise of Option:    Landlord hereby grants to
Tenant, upon and subject to the terms and conditions set forth in this paragraph, the option (the "Option") to extend the Lease Term for an additional term (the "Option Term"), which Option Term shall be a period of thirty-six (36) months. The Option Term shall be exercised, if at all, by written notice to Landlord on or before the date that is nine (9) months prior to the Expiration Date. If Tenant exercises the Option, each of the terms, covenants and conditions of this Lease except this paragraph shall apply during the Option Term as though the expiration date of the Option Term was the date originally set forth herein as the Expiration Date, provided that the Base Monthly Rent to be paid shall be the greater of (i) the Base Monthly Rent applicable to the period immediately prior to the commencement of the Option Term, or (ii) the Fair Market Rental, as hereinafter defined, for the Premises for the Option Term. Anything contained herein to the contrary notwithstanding, if Tenant is in monetary or material non-monetary default under any of the terms, covenants or conditions of this Lease either at the time Tenant exercises the Option or at any time thereafter prior to the commencement date of the Option Term, Landlord shall have, in addition to all of Landlord's other rights and remedies provided in this Lease, the right to terminate the Option upon notice to Tenant, in which event the expiration date of this Lease shall be and remain the Expiration Date. As used herein, the term "Fair Market Rental" for the Premises shall mean the rental and all other monetary payments including any escalations and adjustments thereto (including without limitation Consumer Price Indexing) then being obtained for new leases of space comparable in age and quality to the Premises in the locality of the Building that Landlord could obtain during the Option Term from a third party desiring to lease the Premises for the Option Term. Fair Market Rental shall further take into account that (i) that Tenant is in occupancy of the Premises and making functional use of the space in its then existing condition, and (ii) that no brokerage commission is payable.

         B.   Determination of Fair Market Rental:    If Tenant exercises the
Option, Landlord shall send to Tenant a notice setting forth the Fair Market Rental for the Premises for the Option Term, on or before the date that is one hundred fifty (150) days prior to the Expiration Date. If Tenant disputes Landlord's determination of the Fair Market Rental for the Option

Term, Tenant shall, within thirty (30) days after the date of Landlord's notice setting forth the Fair Market Rental for the Option Term, send to Landlord a notice stating that Tenant either (i) elects to terminate its exercise of the Option, in which event the Option shall lapse and this Lease shall terminate on the Expiration Date, or (ii) disagrees with Landlord's determination of Fair Market Rental for the Option Term and elects to resolve the disagreement as provided in paragraph 36(C) below. If Tenant does not send to Landlord a notice as provided in the previous sentence, Landlord's determination of the Fair Market Rental shall be the basis for determining the Base Monthly Rent to be paid by Tenant hereunder during the Option Term. If Tenant elects to resolve the disagreement as provided in paragraph 36(C) below and such procedures shall not have been concluded prior to the commencement date of the Option Term, Tenant shall pay Base Monthly Rent to Landlord hereunder adjusted to reflect the Fair Market Rental as determined by Landlord in the manner provided above. If the amount of Fair Market Rental as finally determined pursuant to in paragraph 36(C) below is greater than Landlord's determination, Tenant shall pay to Landlord the difference between the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 36(C) below within thirty (30) days after the determination. If the Fair Market Rental as finally determined in paragraph 36(C) below is less than Landlord's determination, the difference between the amount paid by Tenant and the Fair Market Rental as so determined in paragraph 36(C) below shall be credited against the next installments of rent due from Tenant to Landlord hereunder.

         C.   Resolution of a Disagreement over the Fair Market Rental:
Any disagreement regarding the Fair Market Rental shall be resolved as follows:

              1. Within thirty (30) days after Tenant's response to Landlord's notice to Tenant of the Fair Market Rental, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.

              2. If within the thirty (30) day period referred to in (i) above, Landlord and Tenant can not reach agreement as to the Fair Market Rental, they shall each select one appraiser to determine the Fair Market Rental. Each such appraiser shall arrive at a determination of the Fair Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the thirty (30) day consultation period described in (i) above.

              3. If only one appraisal is submitted within the requisite time period, it shall be deemed to be the Fair Market Rental. If both appraisals are submitted within such time period, and if the two appraisals so submitted differ by less than ten percent (10%) of the higher of the two, the average of the two shall be the Fair Market Rental. If the two appraisals differ by more than ten percent (10%) of the higher of the two, then the two appraisers shall immediately select a third appraiser who shall within thirty (30) days after his or her selection make a determination of the Fair Market Rental and submit such determination to Landlord and Tenant. This third appraisal will then be averaged with the closer of the two previous appraisals and the result shall be the Fair Market Rental.

              4. All appraisers specified pursuant to this paragraph shall be members of the American Institute of Real Estate Appraisers with not less than ten (10) years experience appraising office and industrial properties in the Santa Clara Valley. Each party shall pay the cost of the appraiser selected by such party and one-half of the cost of the third appraiser plus one-half of any other costs incurred in resolving the dispute pursuant to this paragraph.

    37.  Options:    All Options provided Tenant in this Lease are personal
and granted to original Tenant or its affiliates and are not exercisable by any third party should Tenant assign or sublet all or a portion of its rights under this Lease, unless Landlord consents to permit exercise of any option by any assignee or subtenant, in Landlord's sole discretion. In the event that Tenant hereunder has any multiple options to extend this Lease, a later option to extend the Lease cannot be exercised unless the prior option has been so exercised.

    38.  Quiet Enjoyment:    Upon Tenant's faithful and timely performance of
all the terms and covenants of the Lease, Tenant shall quietly have and hold the Premises for the Lease Term and any extensions thereof.

    39.  Brokers:    Tenant represents it has not utilized or contacted a
real estate broker or finder with respect to this Lease and Tenant agrees to indemnify and hold Landlord harmless against any claim, cost, liability or cause of action asserted by any broker or finder claiming through Tenant.

    40.  This section intentionally left blank

    41.  Authority of PARTIES:    Each individual executing this Lease on
behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. Each individual executing this Lease on behalf of Landlord represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the limited partnership and that this Lease is binding upon said limited partnership in accordance with its terms.

    42.  Miscellaneous Provisions:

         A.   Rent:    All monetary sums due from Tenant to Landlord under
this Lease shall be deemed to be rent.

         B.   Management Fee:    All maintenance and utility services
administered by Landlord and subject to reimbursement by Tenant shall include a property management fee to Landlord of fifteen percent (15%).

         C.   Performance by Landlord:    If Tenant fails to perform any
obligation required under this Lease or by law or governmental regulation, Landlord in its sole discretion may without notice perform such obligation, in which event Tenant shall pay Landlord as additional rent all sums paid by Landlord in connection with such substitute performance within ten (10) days following Landlord's written notice for such payment.

         D.   Interest:    All sums due hereunder, including rent and
additional rent, if not paid when due, shall bear interest at the maximum rate permitted under California law accruing from the date due until the date paid to Landlord.

         E.   Rights and Remedies:    All rights and remedies hereunder are
cumulative and not alternative to the extent permitted by law and are in addition to all other rights and remedies in law and in equity.

         F. Survival of Indemnities: All indemnification, defense, and hold harmless obligations of Landlord and Tenant under the Lease shall survive the expiration or sooner termination of the Lease.

         G.   Severability:    If any term or provision of this Lease is held
unenforceable or invalid by a court of competent jurisdiction, the remainder of the Lease shall not be invalidated thereby but shall be enforceable in accordance with its terms, omitting the invalid or unenforceable term.

         H.   Choice of Law:    This Lease shall be governed by and construed
in accordance with California law.

         I.   Time:    Time is of the essence hereunder.

         J.   Entire Agreement:    This instrument contains all of the
agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

         K.   Representations:    Tenant acknowledges that neither Landlord
or its affiliates or agents have made any agreements, representations, warranties or promises with respect to the demised Premises or the Building of which they are a part, or with respect to present or future rents, expenses, operations, tenancies or any other matter. Except as herein expressly set forth herein, Tenant relied on no statement of Landlord or its agents for that purpose.

         L.   Headings:    The headings or titles to the paragraphs of this
Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part thereof.

IN WITNESS WHEREOF, Landlord and Tenant have executed these presents, the day and year first above written.

LANDLORD:  Sobrato Interests,          TENANT:  Affymetrix, Inc.
a California limited Partnership       a California corporation


BY: /s/ John Michael Sobrato           BY: /s/ Stephen P.A. Fodor
    -------------------------------       -------------------------------

ITS: General Partner                   ITS: President
    -------------------------------       -------------------------------

                                     Exhibit "A"
                                      PREMISES





                               Diagram of Building Site